Exhibit 99.2
Third Quarter 2025 Financial Results
November 10, 2025

Telos Corporation Reports 116% Year-Over-Year Revenue Growth and Raises Outlook for the Second Half of 2025
•Revenue Exceeds Guidance: Delivered $51.4 million of Revenue, exceeding guidance, due to a stronger than previously forecasted second half in Telos ID, as well as a more favorable weighting of second-half revenue to the third quarter.
•Substantial Growth: Revenue grew 116% year-over-year, driven by 154% growth in Security Solutions, primarily due to the ongoing expansion of large programs in Telos ID.
•Healthy Gross Margins: GAAP Gross Margin was 39.9%, expanding 2,672 bps year-over-year, primarily due to impairment charges in 3Q 2024; Cash Gross Margin1 was 44.8% and expanded 78 bps year-over-year.
•Strong Operating Leverage: GAAP Net Loss was $2.1 million; Adjusted EBITDA1 increased $14.2 million year-over-year to $10.1 million, exceeding guidance, primarily due to Revenue outperformance in Telos ID, higher than forecasted Cash Gross Margins1 in all lines of business, and lower Adjusted Operating Expenses1. Due to significant year-over-year growth in Revenue and Cash Gross Profit1, combined with lower Adjusted Operating Expenses1, year-over-year Incremental Adjusted EBITDA Margin1 was 51.5%.
•Robust Cash Flow Margins: Cash Flow from Operations was $9.1 million or 17.8% of Revenue and Free Cash Flow1 was $6.6 million or 12.8%1 of Revenue.
•Continued Share Repurchases: Deployed approximately $3.6 million to repurchase 584,213 shares at a weighted average price of $6.23 per share.
•Financial Guidance: Fourth quarter and implied full-year guidance reflect a stronger than previously forecasted second-half outlook, a more favorable weighting of second-half revenue to the third quarter, and potential for short-term administrative delays due to the federal government shutdown.

Financial Guidance for the Fourth Quarter and Implied Full Year Ending December 31, 2025
	Fourth Quarter	Full Year
Revenue	$44.0 million - $46.3 million	$162.0 million - $164.3 million
Year-Over-Year Growth	67% - 76%	50% - 52%
Adjusted EBITDA [2]	$4.0 million - $5.7 million	$14.8 million - $16.5 million
Adjusted EBITDA Margin [2]	9.1% - 12.3%	9.2% - 10.1%
1 Cash Gross Margin, Cash Gross Profit, Adjusted Operating Expenses, Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Margin are non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” below.
2Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. The Company has not provided a reconciliation to the most directly comparable GAAP measure to these forward-looking non-GAAP financial measures because certain items are out of the Company’s control or cannot be reasonably predicted. Accordingly, reconciliations of forward-looking Adjusted EBITDA and Adjusted EBITDA Margin are not available without unreasonable effort.

Third Quarter 2025 Financial Highlights
	Three Months Ended
	September 30, 2025	September 30, 2024

	(amounts in millions, except per share data)
Revenue	$51.4	$23.8
Gross Profit	$20.5	$3.1
Gross Margin	39.9%	13.2%
Adjusted Gross Profit [1]	$20.7	$9.0
Adjusted Gross Margin [1]	40.2%	37.8%
Cash Gross Profit [1]	$23.1	$10.5
Cash Gross Margin [1]	44.8%	44.0%
GAAP Net Loss	$(2.1)	$(28.1)
Adjusted Net Income (Loss) [1]	$6.8	$(7.1)
EBITDA[1]	$0.7	$(26.1)
Adjusted EBITDA [1]	$10.1	$(4.1)
Adjusted EBITDA Margin [1]	19.6%	(17.4)%
GAAP EPS	$(0.03)	$(0.39)
Weighted-average Shares of Common Stock Outstanding, diluted (GAAP)	72.6	72.3
Adjusted EPS [1,2]	$0.09	$(0.10)
Weighted-average Shares of Common Stock Outstanding, diluted (Non-GAAP) [2]	75.6	72.3
Cash Flow from Operations	$9.1	$(7.1)
Free Cash Flow [1]	$6.6	$(9.9)
Free Cash Flow Margin [1]	12.8%	(41.7)%
1 Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Net Income (Loss), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow, and Free Cash Flow Margin are non-GAAP financial measures. Refer to "Non-GAAP Financial Measures" below.
2 For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is adjusted to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).
Forward-Looking Statements
This summary contains forward-looking statements which are made under the safe harbor provisions of the federal securities laws. These statements are based on the Company’s management’s current beliefs, expectations and assumptions about future events, conditions, and results and on information currently available to them. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in the Company’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its Quarterly Reports on Form 10-Q, as well as future filings and reports by the Company, copies of which are available at https://investors.telos.com and on the SEC’s website at www.sec.gov.
Although the Company bases these forward-looking statements on assumptions that its management believes are reasonable when made, the Company cautions the reader that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in this summary. Given these risks, uncertainties, and other factors, many of which are beyond its control, the Company cautions the reader not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date of such statement and, except as required by law, the Company undertakes no obligation to update any forward-looking statement publicly, or to revise any forward-looking statement to reflect events or developments occurring after the date of the statement, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. GAAP, we believe the non-GAAP financial measures of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted Earnings Per Share ("EPS"), Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are useful in evaluating our operating and cash flow performance. We believe that this non-GAAP financial information, when taken collectively with our GAAP results, may be helpful to readers of our financial statements because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. A reconciliation is provided below for each of these non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.
Telos believes that EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Cash Operating Expenses, and Adjusted Operating Expenses provide the Board of Directors, management and investors with a clear representation of the Company’s core operating performance and trends, provide greater visibility into the long-term financial performance of the Company, and eliminate the impact of items that do not relate to the ongoing operating performance of the business. Further, Adjusted EBITDA is used by the Board of Directors and management to prepare and approve the Company’s annual budget, and to evaluate the performance of certain management personnel when determining incentive compensation. Adjusted Gross Profit, Cash Gross Profit, Adjusted Gross Margin and Cash Gross Margin provide management and investors a clear representation of the core economics of gross profit and gross margin without the impact of non-cash expenses and sunk costs expended. Telos uses Free Cash Flow and Free Cash Flow Margin to understand the cash flows that directly correspond with our operations and the investments the Company must make in those operations, using a methodology that combines operating cash flows and capital expenditures. Further, Free Cash Flow may be useful to management and investors in evaluating the Company's operating and cash flow performance and liquidity, and the Board of Directors uses this measure to evaluate the performance of certain management personnel when determining incentive compensation. Telos believes these non-GAAP financial measures facilitate the comparison of the Company’s operating and cash performance on a consistent basis between periods by excluding certain items that may, or could, have a disproportionately positive or negative impact on the Company’s results of operations in any particular period. When viewed in combination with the Company’s results prepared in accordance with GAAP, these non-GAAP financial measures help provide a broader picture of factors and trends affecting the Company’s results of operations.
EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin are supplemental measures of operating and cash flow performance that are not made under GAAP and do not represent, and should not be considered as an alternative to gross profit, gross margin, net (loss) income, earnings per share, operating expenses or net cash flows (used in) provided by operating activities, as determined by GAAP.
The Company defines EBITDA as net (loss) income, adjusted for non-operating (income) expense, interest expense, provision for (benefit from) income taxes, and depreciation and amortization. The Company defines Adjusted EBITDA as EBITDA, adjusted for stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses (adjustments). The Company defines EBITDA Margin, as EBITDA as a percentage of total revenue. The Company defines Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenue. The Company defines Incremental Adjusted EBITDA as the net change between current and prior year Adjusted EBITDA. The Company defines Incremental Adjusted EBITDA Margin as Incremental Adjusted EBITDA as a percentage of the net change between current and prior year total revenue. The Company defines Adjusted Net Income (Loss) as net (loss) income, adjusted for non-operating (income) expense, stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses (adjustments). The Company defines Adjusted EPS as Adjusted Net Income (Loss) divided by the weighted-average number of common shares outstanding for the period. The Company defines Adjusted Gross Profit as gross profit, plus stock-based compensation expense, impairment loss on intangible assets, and restructuring expenses charged under cost of sales. The Company defines Adjusted Gross Margin as a Adjusted Gross Profit as a percentage of total revenue. The Company defines Cash Gross Profit as Adjusted Gross Profit, plus depreciation and amortization. The Company defines Cash Gross Margin as Cash Gross Profit as a percentage of total revenue. The Company defines Adjusted Operating Expenses as operating expenses, adjusted for stock-based compensation expenses and restructuring expenses (adjustments). The Company defines Cash Operating Expenses as Adjusted Operating Expenses, adjusted for depreciation and amortization, and capitalized software development costs. Free Cash Flow is defined as net cash (used in) provided by operating activities, less net purchases of property and equipment, and capitalized software development costs. The Company defines Free Cash Flow Margin as Free Cash Flow as a percentage of total revenue.

EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, and Free Cash Flow Margin each has limitations as an analytical tool, and you should not consider any of them in isolation, or as a substitute for analysis of results as reported under GAAP. Among other limitations, each of EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments, does not reflect the impact of certain cash and non-cash charges resulting from matters considered not to be indicative of ongoing operations, and does not reflect income tax expense or benefit. Other companies in the Company’s industry may calculate Adjusted EBITDA, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow and Free Cash Flow Margin differently than Telos does, which limits its usefulness as a comparative measure. Because of these limitations, neither EBITDA, Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Incremental Adjusted EBITDA, Incremental Adjusted EBITDA Margin, Adjusted Net Income (Loss), Adjusted EPS, Adjusted Gross Profit, Adjusted Gross Margin, Cash Gross Profit, Cash Gross Margin, Adjusted Operating Expenses, Cash Operating Expenses, Free Cash Flow, nor Free Cash Flow Margin should be considered as a replacement for gross profit, gross margin, net (loss) income, earnings per share, operating expenses, net cash flows (used in) provided by operating activities, or operating cash flow margin as determined by GAAP, or as a measure of profitability. Telos compensates for these limitations by relying primarily on the Company’s GAAP results and using non-GAAP measures only for supplemental purposes.
About Telos Corporation
Telos Corporation (NASDAQ: TLS) empowers and protects the world’s most security-conscious organizations with solutions for continuous security assurance of individuals, systems, and information. Telos’ offerings include cybersecurity solutions for IT risk management and information security; cloud security solutions to protect cloud-based assets and enable continuous compliance with industry and government security standards; and enterprise security solutions for identity and access management, secure mobility, organizational messaging, and network management and defense. The Company serves commercial enterprises, regulated industries and government customers around the world.
Media:
media@telos.com
Investors:
InvestorRelations@telos.com

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

	(in thousands, except per share amounts)
Revenue – Security Solutions	$46,478	$18,332	$104,770	$54,839
Revenue – Secure Networks	4,966	5,451	13,258	27,061
Total revenue	51,444	23,783	118,028	81,900
Cost of sales – Security Solutions (excluding impairment loss, depreciation and amortization)	24,838	9,201	57,557	26,505
Cost of sales – Secure Networks (excluding impairment loss, depreciation and amortization)	3,704	4,616	10,237	21,444
Impairment loss on intangible assets	—	5,333	—	5,333
Depreciation and amortization	2,356	1,490	5,574	4,807
Total cost of sales	30,898	20,640	73,368	58,089
Gross profit	20,546	3,143	44,660	23,811
Operating expenses:
Research and development expenses	1,899	2,409	4,982	7,038
Selling, general and administrative expenses	21,115	23,225	61,051	56,346
Impairment loss on intangible assets	—	6,373	—	6,373
Total operating expenses	23,014	32,007	66,033	69,757
Operating loss	(2,468)	(28,864)	(21,373)	(45,946)
Other income	511	983	1,625	3,299
Interest expense	(136)	(157)	(424)	(492)
Loss before income taxes	(2,093)	(28,038)	(20,172)	(43,139)
Provision for income taxes	(21)	(17)	(63)	(51)
Net loss	$(2,114)	$(28,055)	$(20,235)	$(43,190)

Net loss per share:
Basic	$(0.03)	$(0.39)	$(0.28)	$(0.60)
Diluted	$(0.03)	$(0.39)	$(0.28)	$(0.60)

Weighted-average shares outstanding:
Basic	72,580	72,309	72,819	71,654
Diluted	72,580	72,309	72,819	71,654

TELOS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2025	December 31, 2024

	(in thousands, except per share amount and share data)
Assets:
Cash and cash equivalents	$59,050	$54,578
Accounts receivable, net	20,423	19,172
Inventories, net	3,378	1,783
Prepaid expenses	12,825	15,092
Deferred program expenses	5,882	—
Other current assets	1,274	793
Total current assets	102,832	91,418
Property and equipment, net	3,489	4,283
Finance lease right-of-use assets, net	4,476	5,391
Operating lease right-of-use assets, net	464	622
Goodwill	17,922	17,922
Intangible assets, net	31,246	30,410
Other assets	3,852	8,189
Total assets	$164,281	$158,235
Liabilities and Stockholders' Equity
Liabilities:
Accounts payable	$2,779	$1,153
Accrued liabilities	7,140	4,449
Accrued compensation and benefits	11,402	7,608
Contract liabilities	13,732	6,838
Finance lease obligations – current portion	1,993	1,877
Operating lease obligations – current portion	226	210
Total current liabilities	37,272	22,135
Finance lease obligations – non-current portion	6,132	7,641
Operating lease obligations – non-current portion	246	418
Deferred income taxes	854	813
Other liabilities	102	91
Total liabilities	44,606	31,098
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized, 72,220,048 shares and 72,514,652 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	111	111
Additional paid-in capital	467,191	454,502
Accumulated other comprehensive loss	(45)	(129)
Accumulated deficit	(347,582)	(327,347)
Total stockholders’ equity	119,675	127,137
Total liabilities and stockholders’ equity	$164,281	$158,235

TELOS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

	(in thousands)
Cash flows from operating activities:
Net loss	$(2,114)	$(28,055)	$(20,235)	$(43,190)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation	9,388	8,814	24,193	14,017
Depreciation and amortization	3,177	2,748	8,022	9,368
Deferred income tax provision	14	13	41	37
Loss (gain) on disposal of fixed assets	1	(13)	1	(13)
Provision for (recovery from) doubtful accounts	23	4	3	(28)
Amortization of debt issuance costs	17	17	52	52
Impairment loss on intangible assets	—	11,706	—	11,706
Changes in other operating assets and liabilities:
Accounts receivable	(1,340)	2,293	(1,254)	15,571
Inventories	2,160	(37)	1,081	14
Prepaid expenses, deferred program expenses, other current assets, other assets	2,634	(7,255)	701	(10,049)
Accounts payable	(10,803)	(535)	(1,263)	(6,211)
Accrued compensation and benefits	819	701	1,420	(5,266)
Contract liabilities	780	996	6,894	52
Accrued liabilities and other liabilities	4,390	1,523	2,546	(1,480)
Net cash provided by (used in) operating activities	9,146	(7,080)	22,202	(15,420)
Cash flows from investing activities:
Capitalized software development costs	(2,095)	(2,789)	(6,496)	(9,104)
Purchases of property and equipment, net	(452)	(49)	(709)	(381)
Purchase of investment	—	—	—	(3,000)
Net cash used in investing activities	(2,547)	(2,838)	(7,205)	(12,485)
Cash flows from financing activities:
Payments under finance lease obligations	(479)	(441)	(1,393)	(1,283)
Payment of tax withholding related to net share settlement of equity awards	(538)	(27)	(1,600)	(457)
Proceeds from exercise of stock options	108	45	108	149
Repurchases of common stock	(3,637)	—	(7,639)	—
Net cash used in financing activities	(4,546)	(423)	(10,524)	(1,591)
Net change in cash, cash equivalents, and restricted cash	2,053	(10,341)	4,473	(29,496)
Cash, cash equivalents, and restricted cash, beginning of period	57,137	80,241	54,717	99,396
Cash, cash equivalents, and restricted cash, end of period	$59,190	$69,900	$59,190	$69,900

NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA; Net Loss Margin to EBITDA Margin and Adjusted EBITDA Margin; Incremental Net Loss and Net Loss Margin to Incremental Adjusted EBITDA and Incremental Adjusted EBITDA Margin
	For the Three Months Ended						For the Nine Months Ended
	September 30, 2025		September 30, 2024		Year-over-Year Change		September 30, 2025		September 30, 2024		Year-over-Year Change
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Net loss	$(2,114)	(4.1) %	$(28,055)	(118.0) %	$25,941	93.8%	$(20,235)	(17.2) %	$(43,190)	(52.8) %	$22,955	63.5%
Other income	(511)	(1.0) %	(983)	(4.1) %	472	1.7%	(1,625)	(1.4) %	(3,299)	(4.0) %	1,674	4.7%
Interest expense	136	0.3%	157	0.6%	(21)	(0.1)%	424	0.4%	492	0.6%	(68)	(0.2)%
Provision for income taxes	21	— %	17	0.1%	4	—%	63	0.1%	51	0.1%	12	—%
Depreciation and amortization	3,177	6.2%	2,748	11.6%	429	1.6%	8,022	6.8%	9,368	11.4%	(1,346)	(3.7)%
EBITDA (Non-GAAP)	709	1.5%	(26,116)	(109.8) %	26,825	97.0%	(13,351)	(11.3) %	(36,578)	(44.7) %	23,227	64.3%
Stock-based compensation expense (1)	9,388	18.2%	8,814	37.1%	574	2.1%	24,193	20.5%	14,017	17.1%	10,176	28.2%
Impairment loss on intangible assets	—	— %	11,706	49.2%	(11,706)	(42.4)%	—	— %	11,706	14.3%	(11,706)	(32.4)%
Restructuring expenses (2)	—	— %	1,447	6.1%	(1,447)	(5.2)%	—	— %	1,437	1.8%	(1,437)	(4.0)%
Adjusted EBITDA (Non-GAAP)	$10,097	19.6%	$(4,149)	(17.4) %	$14,246	51.5%	$10,842	9.2%	$(9,418)	(11.5) %	$20,260	56.1%
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $7.4 million and $19.8 million for the three and nine months ended September 30, 2025, respectively, and $8.4 million and $12.4 million for the three and nine months ended September 30, 2024, respectively. Stock-based compensation expense from other sources was $1.9 million and $4.4 million for the three and nine months ended September 30, 2025, respectively, and $0.5 million and $1.6 million for the three and nine months ended September 30, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted EBITDA.
(2) The restructuring expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.

Reconciliation of Net Loss to Non-GAAP Adjusted Net Income (Loss), and EPS to Non-GAAP Adjusted EPS
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

	(in thousands, except per share data)
Net loss	$(2,114)	$(28,055)	$(20,235)	$(43,190)
Adjustments:
Other income	(511)	(983)	(1,625)	(3,299)
Stock-based compensation expense (1)	9,388	8,814	24,193	14,017
Impairment loss on intangible assets	—	11,706	—	11,706
Restructuring expenses (2)	—	1,447	—	1,437
Adjusted net income (loss) (Non-GAAP)	$6,763	$(7,071)	$2,333	$(19,329)

Earnings (Loss) per share, diluted	$(0.03)	$(0.39)	$(0.28)	$(0.60)
Adjustments:
Other income	(0.01)	(0.01)	(0.02)	(0.05)
Stock-based compensation expense (1)	0.13	0.12	0.33	0.20
Impairment loss on intangible assets	—	0.16	—	0.16
Restructuring expenses (2)	—	0.02	—	0.02
Adjustment to diluted earnings per share (3)	—	—	—	—
Adjusted earnings (loss) per share, diluted (Non-GAAP)	$0.09	$(0.10)	$0.03	$(0.27)

Weighted-average shares to compute GAAP earnings (loss) per share, diluted	72,580	72,309	72,819	71,654
Weighted-average shares to compute non-GAAP earnings (loss) per share, diluted (3)	75,552	72,309	74,892	71,654
(1) The stock-based compensation expense to EBITDA is made up of stock-based compensation expense for the awarded RSUs, PSUs, and stock options, and other sources. Stock-based compensation expense for the awarded RSUs, PSUs and stock options was $7.4 million and $19.8 million for the three and nine months ended September 30, 2025, respectively, and $8.4 million and $12.4 million for the three and nine months ended September 30, 2024, respectively. Stock-based compensation expense from other sources was $1.9 million and $4.4 million for the three and nine months ended September 30, 2025, respectively, and $0.5 million and $1.6 million for the three and nine months ended September 30, 2024, respectively. The other sources of stock-based compensation consist of accrued compensation, which the Company intends to settle in shares of the Company's common stock. However, the Company has the discretion to determine whether this compensation will ultimately be paid in stock or cash up until the date at which it is paid. Any change to the expected payment form would result in out-of-quarter adjustments to this add back to Adjusted Net Income (Loss).
(2) The restructuring expenses include severance and other related benefit costs (including outplacement services and continuing health insurance coverage), external consulting and advisory fees related to implementing the restructuring plan.
(3) For a period of net loss, potentially dilutive shares are not included in the calculation of diluted earnings (loss) per share, because to do so would be anti-dilutive. This is an adjustment used to reconcile GAAP earnings (loss) per share (excluding potentially dilutive shares) with non-GAAP earnings per share (including potentially dilutive shares).

Reconciliation of Gross Profit to Adjusted Gross Profit and Cash Gross Profit; Gross Margin to Adjusted Gross Margin and Cash Gross Margin
	For the Three Months Ended				For the Nine Months Ended
	September 30, 2025		September 30, 2024		September 30, 2025		September 30, 2024
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin

	(dollars in thousands)
Gross profit	$20,546	39.9%	$3,143	13.2%	$44,660	37.8%	$23,811	29.1%
Adjustments:
Stock-based compensation expense – cost of sales	154	0.3%	115	0.5%	493	0.4%	600	0.7%
Impairment loss on intangible assets – cost of sales	—	—%	5,333	22.4%	—	—%	5,333	6.5%
Restructuring expenses – cost of sales	—	—%	393	1.7%	—	—%	393	0.5%
Adjusted gross profit (Non-GAAP)	20,700	40.2%	8,984	37.8%	45,153	38.3%	30,137	36.8%
Depreciation and amortization – cost of sales	2,356	4.5%	1,490	6.2%	5,574	4.7%	4,807	5.9%
Cash gross profit (Non-GAAP)	$23,056	44.8%	$10,474	44.0%	$50,727	43.0%	$34,944	42.7%

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow and Free Cash Flow Margin
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

	(in thousands)
Net cash provided by (used in) operating activities	$9,146	$(7,080)	$22,202	$(15,420)
Adjustments:
Purchases of property and equipment, net	(452)	(49)	(709)	(381)
Capitalized software development costs	(2,095)	(2,789)	(6,496)	(9,104)
Free cash flow (Non-GAAP)	$6,599	$(9,918)	$14,997	$(24,905)

Revenue	$51,444	$23,783	$118,028	$81,900

Operating cash flow margin	17.8%	(29.8)%	18.8%	(18.8)%
Free cash flow margin (Non-GAAP)	12.8%	(41.7)%	12.7%	(30.4)%

Reconciliation of Operating Expenses to Adjusted Operating Expenses and Cash Operating Expenses
	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024

	(in thousands)
Operating expenses	$23,014	$32,007	$66,033	$69,757
Adjustments:
Stock-based compensation expense	(9,234)	(8,699)	(23,700)	(13,417)
Impairment loss on intangible assets	—	(6,373)	—	(6,373)
Restructuring adjustments	—	(1,054)	—	(1,044)
Adjusted operating expenses (Non-GAAP)	13,780	15,881	42,333	48,923
Depreciation and amortization	(821)	(1,258)	(2,448)	(4,561)
Software R&D capitalized costs	2,057	2,719	6,476	8,859
Cash operating expenses (Non-GAAP)	$15,016	$17,342	$46,361	$53,221